Exhibit 11

                            DAKA INTERNATIONAL, INC.
                     STATEMENT REGARDING COMPUTATION OF PER
                  SHARE EARNINGS Quarters and six months ended
                     December 28, 1996 and December 30, 1995
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                       Quarters Ended            Six Months Ended
                                                                                       --------------            ----------------
                                                                                   December      December      December     December
                                                                                   28, 1996      30, 1995      28, 1996     30, 1995
                                                                                   --------      --------      --------     --------
Primary:
Net income (loss) ............................................................     $ (1,606)     $  3,816      $ (6,022)     $ 6,071
                                                                                   --------      --------      --------      -------
Net income (loss) available to common stockholders ...........................     $ (1,654)     $  3,816      $ (6,070)     $ 6,071
                                                                                   ========      ========      ========      =======

Weighted average number of common shares outstanding .........................       11,129         9,546        11,127        8,788
Additional shares assuming conversion of stock options .......................         --             370          --            348
                                                                                   --------      --------      --------      -------
Average common shares outstanding and equivalents ............................       11,129         9,916        11,127        9,136
                                                                                   ========      ========      ========      =======

Primary earnings (loss) per share:
Net income (loss) ............................................................     $  (0.15)     $   0.38      $  (0.55)     $  0.66
                                                                                   ========      ========      ========      =======

Fully Diluted:
Net income (loss) available to common stockholders ...........................     $ (1,654)     $  3,816      $ (6,070)     $ 6,071
Dividend on Preferred Stock ..................................................         --            --            --           --
Interest expense on Convertible Notes, after tax effect ......................         --             143          --            359
                                                                                   --------      --------      --------      -------
                                                                                   $ (1,654)     $  3,959      $ (6,070)     $ 6,430
                                                                                   ========      ========      ========      =======

Weighted average number of common shares outstanding .........................       11,129         9,546        11,127        8,788
Weighted average number of shares related to notes converted, prior to
   conversion ................................................................         --             177          --            316
Weighted average number of shares related to Preferred Stock, prior to
   conversion ................................................................         --            --            --            599
Additional shares issuable upon conversion of Preferred Stock ................         --             265          --            265
Additional shares issuable upon conversion of Notes ..........................         --           1,004          --          1,004
Additional shares issuable upon conversion of stock options ..................         --             370          --            348
                                                                                   --------      --------      --------      -------
                                                                                     11,129        11,362        11,127       11,320
                                                                                   ========      ========      ========      =======
Fully diluted earnings (loss) per share:
Net income (loss) ............................................................     $  (0.15)     $   0.35      $  (0.55)     $  0.57
                                                                                   ========      ========      ========      =======
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